UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2024 (September 12, 2024)

EDUCATIONAL DEVELOPMENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-04957	73-0750007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

5402 S 122nd E Avenue, Tulsa, Oklahoma 74146

(Address of principal executive offices and Zip Code)

(918) 622-4522

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $.20 par value	EDUC	NASDAQ
(Title of class)	(Trading symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

 ☐

ITEM 1.02         TERMINATION OF A MATERIAL AGREEMENT

On September 12, 2024, Educational Development Corporation (“EDC”, the “Company” or “Seller”) received notice from Rockford Holdings, LLC (“Buyer”) that they could not meet the terms of the original purchase agreement dated June 6, 2024. After evaluating the proposed changes, it was determined the changes were not acceptable to the Seller and mutually agreed to terminate the purchase agreement. Subsequently, the Buyer notified the Seller of the termination of their agreement to purchase the Company’s headquarters and distribution warehouse located at 5400-5402 South 122nd East Avenue, Tulsa, Oklahoma 74146 (the “Hilti Complex”).

Upon receipt of the termination notice, the Company has updated their offering memorandum for the most recent tenant lease agreement changes in the Hilti Complex, including the new lease agreement with Crusoe Energy Systems, and has begun to re-market the Hilti Complex for sale.

The foregoing descriptions are a summary of the material terms of the Contract and are not complete. These descriptions are qualified in all respects subject to the actual provisions of the sale Contract and Lease with the Buyer.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

(d)         EXHIBITS

Exhibit Number	Description
99.1	Press Release dated September 18, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Educational Development Corporation

By:            /s/ Craig M. White

              Craig M. White

              President and Chief Executive Officer

Date:         September 18, 2024